July 11, 2005

NONEXCLUSIVE LICENSE

Between

NATURAL NANO

And

UNITED STATES DEPARTMENT OF THE NAVY

At

NAVAL RESEARCH LABORATORY

NRL-LIC-04-26-164

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TABLE OF CONTENTS

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PREAMBLE

This non-exclusive patent license agreement (hereinafter called "LICENSE") is made and entered into by and between the United States Department of the Navy as represented by the Naval Research Laboratory (hereinafter called "LICENSOR"), and Natural Nano a corporation organized and existing under the laws of the State of Delaware (hereinafter called "LICENSEE") whose headquarters are located at 150 Lucius Gordon Drive, Suite 115, West Henrietta, New York 14586.

WITNESSETH:

(1) WHEREAS Title 35 of the United States Code, section 207, authorizes Federal agencies to license their patents; and

(2) WHEREAS Title 37 of the Code of Federal Regulations, Chapter IV, Part 404 entitled "Licensing of Government Owned Inventions" sets forth the terms and conditions under which licenses may be granted; and

(3) WHEREAS the above-cited authorities provide that licensing of Federal Government inventions will best serve the interests of the Government and the public when utilization of such inventions is promoted and such inventions are brought to PRACTICAL APPLICATION; and

(4) WHEREAS LICENSOR has an assignment of title to the invention disclosed and claimed in:

(a) U.S. Patent No. U.S. Patent No. 4,877,501 entitled "Process for Fabrication of Lipid Microstructures";

(b) U.S. Patent No. 4,911,981 entitled "Metal Clad Lipid Microstructures";

(c) U.S. Patent No. 5,049,382 entitled "Coating and Composition Containing Lipid Microstructure Toxin Dispensers";

(d) U.S. Patent No. 5,492,696 entitled "Controlled Release Microstructures";

(e) U.S. Patent No. 5,651,976 entitled "Controlled Release of Active Agents Using Inorganic Tubules";

(f) U.S. Patent No. 5,705,191 entitled "Sustained Delivery of Active Compounds From Tubules with Rational Control";

(g) U.S. Patent No. 6,013,206 entitled "Process for the Formation of High Aspect Ratio Lipid Microtubules";

(h) U.S. Patent No. 6,280,759 entitled "Method of Controlled Release and Controlled Release Microstructures";

herein below defined as LICENSED PATENTS and

(5) WHEREAS LICENSEE has supplied LICENSOR with a plan for development and marketing of the inventions and has expressed its intention to carry out this plan upon the granting of this LICENSE; and

(6) WHEREAS LICENSEE has agreed that any products embodying the inventions or produced through the use of the inventions for use or sale in the UNITED STATES will be manufactured substantially in the UNITED STATES; and

(7) WHEREAS LICENSOR has determined that the interest of the Federal Government and the public will best be served by the proposed LICENSE, in view of LICENSEE's intentions, plans, and ability to bring the inventions described and claimed in the LICENSED PATENTS to PRACTICAL APPLICATION or otherwise promote the inventions' utilization by the public;

(8) WHEREAS LICENSOR has considered the capabilities of LICENSEE to bring the inventions to PRACTICAL APPLICATION and has found that LICENSEE is a responsible party for negotiating this LICENSE on terms and conditions most favorable to the public interest and that to grant this nonexclusive LICENSE would be in the public interest;

NOW, THEREFORE, in accordance with and to the extent provided by the aforementioned authorities and in consideration of the foregoing premises and of the covenants and obligations hereinafter set forth to be well and truly performed, and other good and valuable consideration, the parties hereto agree to the foregoing and as follows.

Article 1. DEFINITIONS

The following definitions shall apply to the defined words where such words are used in this LICENSE.

1.1 "AFFILIATE" shall mean any company, corporation, association or business in which LICENSEE owns directly or indirectly a controlling interest.

1.2 "COMMERCIAL DEVELOPMENT PLAN" shall mean the plan for development and marketing submitted by LICENSEE in LICENSEE'S Application for License, with all its attachments and amendments.

1.3 "EFFECTIVE DATE" shall mean the date of the last signature of the signatories executing this LICENSE.

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1.4 "LICENSED INVENTION" means an invention claimed in the LICENSED PATENTS.

1.5 "LICENSED PATENTS" means:

(a) U.S. Patent No. 4,877,501 entitled "Process for Fabrication of Lipid Microstructures" issued October 31, 1989 to Joel Schnur, Ronald Price, Paul Yager, Paul Schoen, Jacque Georger and Alok Singh;

(b) U.S. Patent No. 4,911,981 entitled "Metal Clad Lipid Microstructures" issued March 27, 1990 to Joel Schnur, Paul Schoen, Paul Yager, Jeffrey Calvert, Jacque Georger and Ronald Price;

(c) U.S. Patent No. 5,049,382 entitled "Coating and Composition Containing Lipid Microstructure Toxin Dispensers" issued September 17, 1991 to Ronald Price and Robert Brady Jr.;

(d) U.S. Patent No. 5,492,696 entitled "Controlled Release Microstructures" issued February 20, 1996 to Ronald Price, Joel Schnur, Paul Schoen, Mary Testoff, Jacque Georger Jr., Alan Rudolph and Robert Brady;

(e) U.S. Patent No. 5,651,976 entitled "Controlled Release of Active Agents Using Inorganic Tubules" issued July 29, 1997 to Ronald Price and Bruce Gaber;

(f) U.S. Patent No. 5,705,191 entitled "Sustained Delivery of Active Compounds From Tubules with Rational Control" issued January 6, 1998 to Ronald Price, Joel Schnur, Alan Rudolph, Jonathan Selinger, Alok Singh and Bruce Gaber;

(g) U.S. Patent No. 6,013,206 entitled "Process for the Formation of High Aspect Ratio Lipid Microtubules" issued January 11, 2000 to Ronald Price, Joel Schnur, Paul Schoen, Dan Zabetakis and Mark Spector;

(h) U.S. Patent No. 6,280,759 entitled "Method of Controlled Release and Controlled Release Microstructures" issued August 28, 2001 to Ronald Price, Joel Schnur, Paul Schoen, Mary Testoff, Jacque Georger, Alan Rudolph and Robert Brady;

and any patent issuing thereon and any re-issue, continuation, or division thereof (to the extent that the inventions in those applications are claimed in the parent application on the EFFECTIVE DATE of the LICENSE) and any foreign counterparts filed or issued in the LICENSED TERRITORY.

1.6 "LICENSED TERRITORY" shall mean those geographic locations listed in the attached Appendix A.

1.7 "NET SELLING PRICE" shall mean the invoice price of the ROYALTY-BEARING PRODUCT sold by LICENSEE and not returned. A ROYALTY-BEARING

PRODUCT will be considered to be sold when shipped or delivered to a customer. NET SELLING PRICE does not include (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) to the extent separately stated on invoices, taxes levied on the production, sale, transportation, delivery or use of a ROYALTY-BEARING PRODUCT paid by LICENSEE; and (iii) to the extent separately stated on invoices, outbound transportation costs.

1.8 "NET SALES" shall mean the gross amount billed by LICENSEE and its AFFILIATES for a ROYALTY-BEARING PRODUCT sold by LICENSEE and its AFFILIATES, respectively. NET SALES do not include (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) to the extent separately stated on invoices, taxes levied on the production, sale, transportation, delivery or use of a ROYALTY-BEARING PRODUCT paid by LICENSEE; and (iii) to the extent separately stated on invoices, outbound transportation costs.

1.9 "PRACTICAL APPLICATION" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system, and, in each case under such conditions as to establish that the LICENSED INVENTIONS are being utilized and that their benefits are to the extent permitted by law and Government regulations available to the public on reasonable terms;

1.10 "REPORTING PERIOD" shall begin on the first day of each calendar year and end on the last day of such calendar year.

1.11 "ROYALTY-BEARING PRODUCT" means any product within the scope of any claim of the LICENSED PATENTS or made by a method claimed in the LICENSED PATENTS.

1.12 "TO PRACTICE THE LICENSED INVENTION" means to make, use, sell, offer to sell, import, lease, or otherwise dispose of according to law any machine, article of manufacture, composition of matter, or process physically embodying or made according to a LICENSED INVENTION by or on behalf of LICENSEE.

1.13 "UNITED STATES" means the United States of America, its territories and possessions, the District of Columbia, and the Commonwealth of Puerto Rico.

1.14 "FIELD OF USE" means:

1.14.1 "Electromagnetic Shielding/Strength Enhancement Field of Use" shall mean the use of metallized microtubules in polymers, plastics and composites to provide electromagnetic shielding and/or enhanced material strength. The "Electromagnetic Shielding/Strength Enhancement Sub-Fields of Use" are:

1.14.1.1 The use of metallized microtubules in polymers, plastics and composites to provide electromagnetic shielding and/or enhanced material strength for use in military applications.

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1.14.1.2 The use of metallized microtubules in polymers, plastics and composites to provide electromagnetic shielding and/or enhanced material strength for use in automobile manufacturing.

1.14.1.3 The use of metallized microtubules in polymers, plastics and composites to provide electromagnetic shielding and/or enhanced material strength for use in packaging materials.

1.14.1.4 The use of metallized microtubules in polymers, plastics and composites to provide electromagnetic shielding and/or enhanced material strength for use in food containers.

1.14.1.5 The use of metallized microtubules in polymers, plastics and composites to provide electromagnetic shielding and/or enhanced material strength for use in construction materials.

1.14.1.6 The use of metallized microtubules in polymers, plastics and composites to provide electromagnetic shielding and/or enhanced material strength for use in consumer electronics.

1.14.2 "Cosmetic Field of Use" shall mean the use of microtubules for the continuous elution of drugs, pigments, oils, tanning agents, tan suppression agents, and/or fragrances for the purpose of enhancing tanning and or suppressing sunburn for humans. The Cosmetic Sub-Fields of Use" are:

1.14.2.1 The use of microtubules for the continuous elution of drugs, pigments, oils, tanning agents, tan suppression agents, and / or fragrances from cosmetics.

1.14.2.2 The use of microtubules for the continuous elution of drugs, pigments, oils, tanning agents, tan suppression agents, and / or fragrances from creams.

1.14.2.3 The use of microtubules for the continuous elution of drugs, pigments, oils, tanning agents, tan suppression agents, and / or fragrances from masks.

1.14.3 "Odor Masking Field of Use" shall mean the use of microtubules in absorbent materials for the elution of substances that mask odors for the purpose of masking odors. The "Odor Masking Sub-Fields of Use" are:

1.14.3.1 The use of microtubules in absorbent materials for the elution of substances that mask odors for cat litter.

1.14.3.2 The use of microtubules in absorbent materials for the elution of substances that mask odors for deodorant.

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1.14.3.2 The use of microtubules in absorbent materials for the elution of substances that mask odors for diapers.

1.14.3.4 The use of microtubules in absorbent materials for the elution of substances that mask odors for adult continence products.

1.14.3.5 The use of microtubules in absorbent materials for the elution of substances that mask odors for feminine hygiene products.

Article 2. LICENSE GRANT

2.1 LICENSOR grants to LICENSEE a nonexclusive right and license TO PRACTICE THE LICENSED INVENTIONS throughout the LICENSED TERRITORY in the FIELDS OF USE for a period of up to six (6) months during which LICENSEE and LICENSOR shall seek to negotiate and execute a partially exclusive license. The period of this LICENSE shall commence on the later of the EFFECTIVE DATE of this LICENSE or July 1, 2005 and continue until the earlier of the date of execution of a partially exclusive license for the LICENSED PATENTS or December 31, 2005. In the event that a partially exclusive license is not executed within the six month period, the term of this LICENSE shall be extendable for a period of up to two years from the EFFECTIVE DATE for the purpose of completing license negotiations. Except as provided herein, this LICENSE is not transferable or assignable and does not grant LICENSEE the right to sublicense the LICENSED INVENTIONS.

2.2 LICENSOR hereby grants to LICENSEE the right to extend the LICENSE granted hereunder to one or more AFFILIATES subject to the terms and conditions hereof, provided that the AFFILIATE is not directly or indirectly controlled by a foreign company, corporation, association, business or government.

2.3 The LICENSE is nonassignable without written approval of LICENSOR except to the successor of that part of LICENSEE'S business to which the LICENSED INVENTIONS pertain, provided that the successor is not directly or indirectly controlled by a foreign company, corporation, association, business or government.

Article 3. LICENSEE'S PERFORMANCE

3.1 LICENSEE agrees to carry out the COMMERCIAL DEVELOPMENT PLAN to bring the LICENSED INVENTIONS to PRACTICAL APPLICATION by January 1, 2008. LICENSEE shall, thereafter, continue to make the benefits of the LICENSED INVENTIONS reasonably accessible to the public for the remainder of the period of the LICENSE.

3.2 LICENSEE agrees that during the period of this LICENSE any products embodying a LICENSED INVENTION or produced through the use of a LICENSED INVENTION for use or sale by LICENSEE in the UNITED STATES shall be manufactured substantially in the UNITED STATES.

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3.3 LICENSEE agrees to report promptly to LICENSOR any changes in mailing address, name or company affiliation during the period of this LICENSE.

3.4 LICENSEE agrees to report within thirty (30) days discontinuance of LICENSEE'S making the benefits of the LICENSED INVENTIONS reasonably accessible to the United States public.

Article 4. ROYALTIES AND OTHER CONSIDERATION

4.1. License Issue Fee

LICENSEE shall pay to LICENSOR a non-refundable license issue fee in the amount of ten thousand dollars ($10,000) payable upon the EFFECTIVE DATE of this LICENSE. In the event that this nonexclusive LICENSE is not replaced by a partially exclusive license after the six month period, the annual minimum license fees listed in article 4.3 shall be required to continue the nonexclusive LICENSE beyond December 31, 2005 until this LICENSE is replaced by a license with fully negotiated terms which shall be executed no later than two years from the EFFECTIVE DATE of this LICENSE.

4.2 Running Royalties

LICENSEE shall pay royalties to LICENSOR a percentage to be negotiated but which shall be in the range of three to eight percent (3-8%) of the NET SELLING PRICE for each ROYALTY-BEARING PRODUCT made, used, or sold by LICENSEE and its licensed AFFILIATES in the LICENSED TERRITORY. Royalties shall not be paid to LICENSOR, nor shall they be charged or collected, on items sold directly to instrumentalities of the U.S. Government or for known and verifiable U.S. Government end use. Such sales of ROYALTY-BEARING PRODUCT with established list or catalog prices shall have their prices reduced by an amount equal to that part of the established price attributable to the royalty. On sales made between LICENSEE and its AFFILIATES for resale, the royalty shall be paid on the highest NET SELLING PRICE among such sales.

4.3 Annual License Fee

In addition to the foregoing provision for the payment of running royalties on the NET SELLING PRICE, LICENSEE agrees to pay an annual license fee of five thousand dollars ($5,000) for calendar year 2006, five thousand dollars ($5,000) for calendar year 2007, ten thousand dollars ($10,000) for calendar year 2008 and each calendar year thereafter throughout the period of the LICENSE. The annual license fee for each calendar year shall be paid on the anniversary of the EFFECTIVE DATE and shall be credited toward any payment of running royalties to accrue during the calendar year following payment. Such annual license fee payments are not refundable in whole or in part, and unapplied credits shall not carry forward into subsequent calendar years.

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4.4 Method of Payment

LICENSEE shall send to LICENSOR all running royalties that accrue for each REPORTING PERIOD and shall be due to LICENSOR within sixty (60) days of the end of each REPORTING PERIOD. The final royalty payment shall be due within sixty (60) days of expiration or termination of the LICENSE. All royalty payments shall be accompanied by a sales report, in accordance with Article 7.

All payments due LICENSOR under this LICENSE shall be made payable in United States dollars to:

Department of the Navy

and mailed to:

Office of Naval Research
Office of Corporate Counsel (ONR BDCC)
One Liberty Center
875 North Randolph Street
Arlington, VA 22203-1995

Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in the *Wall Street Journal*, on the last working date of the applicable calendar year. Such payments shall be without deduction of exchange, collection, or other charges, and specifically, without deduction of withholding or similar taxes or other government-imposed fees or taxes, except as permitted in the definition of NET SELLING PRICE.

4.5 Late Payments

Payments made by LICENSEE after the due date shall include a surcharge of two percent (2%) and interest at the rate of one and one-half percent (1 ½ %) per month or part month late. Further, if the License Issue Fee, the Running Royalty, the Annual License Fee or other fee or reimbursement is not paid within two months of the due date, together with any surcharge and interest due, this LICENSE may be terminated by LICENSOR, in accordance with Article 8.

4.6 Retention of Records

LICENSEE agrees to make and keep, and shall require its AFFILIATES to make and keep, full, accurate and complete books and records (together with supporting documentation) as are necessary to establish its compliance with Article 4. Such records shall be retained for at least three (3) years following the end of the REPORTING PERIOD to which they relate.

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4.7 Audits

LICENSEE agrees that LICENSOR may, if LICENSOR so desires at a future time or times, have a duly authorized agent or representative in LICENSOR's behalf examine all books and records and supporting documentation described in the preceding section, either at LICENSEE'S business premises or at a place mutually agreed upon by LICENSEE and LICENSOR for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this paragraph, LICENSOR's representative shall have access to all records that LICENSOR reasonably believes to be relevant to the calculation of royalties under Article 4. If a royalty payment deficiency is determined, LICENSEE shall pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof. Payments made by LICENSEE after the due date shall include interest at the rate of one and one-half percent (1½ %) per month or part month late, plus a two percent (2%) surcharge. Such examination by LICENSOR's representative shall be at LICENSOR's expense, except that, if such examination shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination.

Article 5. PATENT MARKING AND NONENDORSEMENT

LICENSEE hereby agrees to mark each ROYALTY-BEARING PRODUCT under this LICENSE (or when the character of the product precludes marking, the package containing any such ROYALTY-BEARING PRODUCT) with the notation "Licensed under U.S. Patent Nos. (LICENSEE shall mark product with applicable patent numbers of the LICENSED PATENTS) issued to the United States of America, as represented by the Secretary of the Navy." LICENSEE agrees not to create the appearance that LICENSOR endorses LICENSEE'S business or products.

Article 6. REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS

6.1 LICENSOR makes no warranties or representations of any kind or nature regarding the patentability of any LICENSED INVENTION or the validity, scope, or enforceability of the LICENSED PATENTS, or any claims therein.

6.2 LICENSOR makes no warranties or representations of any kind or nature with respect to the practice, including but not limited to freedom to operate, of any LICENSED INVENTION or regarding any ROYALTY-BEARING PRODUCT, nor assumes any liability therefore.

6.3 Neither the grant of this LICENSE nor anything contained in or related to the grant of this LICENSE is intended nor shall be construed to confer upon LICENSEE or any other person immunity from or defenses under the antitrust laws, a charge of patent misuse, or any other provision of law (of any jurisdiction) by reason of the source of the grant or otherwise.

6.4 Neither this LICENSE nor anything contained herein is intended nor shall be construed to grant to LICENSEE any kind or nature of rights in any inventions or patents other than the LICENSED INVENTIONS and the LICENSED PATENTS.

6.5 LICENSEE acknowledges that it is subject to and shall comply with all applicable United States laws, regulations, and Executive orders, pertaining to exporting from the United States. LICENSEE shall not export, or assist others in the export, of any ROYALTY-BEARING PRODUCTS or information related to the practice of the LICENSED INVENTIONS without first having, solely at its own expense, identified and obtained all required export licenses and authorizations.

Article 7. <u>REPORTS</u>

7.1 Progress Reports

LICENSEE shall submit semiannual progress reports on its efforts to achieve PRACTICAL APPLICATION of the LICENSED INVENTIONS. The first report is due six months after the EFFECTIVE DATE, and subsequent reports shall be made every six months thereafter until such time as the LICENSED INVENTIONS have been brought to the point of PRACTICAL APPLICATION. Progress reports shall describe in detail LICENSEE's efforts toward carrying out its COMMERCIAL DEVELOPMENT PLAN. Progress reports shall also include a discussion of the actual number of staff and expenditures directed toward the commercialization effort since the preceding report. Progress reports shall also contain: information within LICENSEE's knowledge pertaining to any commercial use being made of the LICENSED INVENTIONS; and, any other information that LICENSOR and LICENSEE agree is pertinent to the commercialization effort.

7.2 Sales Reports

7.2.1 After the first commercial sale of a LICENSED INVENTION, LICENSEE shall deliver reports to LICENSOR within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described this section.

7.2.2 LICENSEE shall submit an annual report detailing the sales activity of ROYALTY-BEARING PRODUCTS during the preceding calendar year to include: dates of sales; quantities sold; NET SELLING PRICE; and, the total amount of royalties paid for the year. The annual sales report shall be submitted, regardless of the volume of sales, within sixty (60) days of the end of each REPORTING PERIOD with any royalty payments due in accordance with Article 4. If any ROYALTY-BEARING PRODUCT is covered by a claim or claims of more than one LICENSED PATENT, the sales report shall also identify each of the LICENSED PATENTS covering that Royalty Bearing Product. A final sales report is due sixty (60) days after the expiration or termination of this LICENSE.

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7.3 Method of Reporting

All reports shall be submitted to:

Office of Naval Research
Office of Corporate Counsel (ONR BDCC)
One Liberty Center
875 North Randolph Street
Arlington, VA 22203-1995

with a copy of each report to:

Naval Research Laboratory
Technology Transfer Office
4555 Overlook Avenue, SW
Washington, DC 20375

Article 8. MODIFICATION AND TERMINATION

8.1 Termination or Modification by Mutual Agreement

Any modification or termination of this LICENSE by mutual agreement shall be in writing and signed by both parties.

8.2 Termination by LICENSOR

LICENSOR may terminate this LICENSE, in whole or in part, if:

(a) LICENSEE is not executing the COMMERCIAL DEVELOPMENT PLAN;

(b) LICENSOR determines that such action is necessary to meet requirements for public use as specified in Federal regulations issued after the date of this LICENSE and such requirements are not reasonably being satisfied by LICENSEE;

(c) LICENSEE willfully made a false statement of or willfully omitted a material fact in its application for license or in any report required by this LICENSE;

(d) LICENSEE has been found by a court of competent jurisdiction to have violated Federal antitrust laws or any other provision of law in connection with its performance under this LICENSE;

(e) LICENSEE commits a material breach of a covenant contained in this LICENSE, including but not limited to the covenants in Article 3; other than a breach resulting in automatic termination; or,

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(f) LICENSEE defaults in the payment of any amount due to LICENSOR and fails to cure such default within thirty (30) calendar days after the date of written notice thereof from LICENSOR.

8.3 Procedures for Termination by LICENSOR

8.3.1 Before terminating this LICENSE, in whole or in part, for any reason other than by mutual agreement or under the automatic termination provisions, LICENSOR shall furnish LICENSEE a written notice of intention to terminate stating the reason(s) therefor. LICENSEE shall be allowed thirty calendar (30) days after the date of the notice (or such other period as may be agreed to by the parties) to remedy any deficiency stated in the notice as the reason for termination or to show cause why this LICENSE should not be terminated.

8.3.2 After the expiration of thirty (30) calendar days following the date of the notice, LICENSOR shall consider any matter submitted by LICENSEE and provide a written determination about termination of the LICENSE to LICENSEE.

8.3.3 LICENSEE has a right to appeal, in accordance with procedures prescribed by the Chief of Naval Research, any decision or determination of LICENSOR concerning the interpretation, modification, and/or termination (in whole or in part) of this LICENSE.

8.4 Termination by LICENSEE

LICENSEE may terminate this LICENSE by providing a written notice of its intent to terminate the LICENSE to LICENSOR no less than sixty days prior to the intended date of termination. LICENSEE's written notice must include LICENSEE's statement that LICENSEE shall not PRACTICE THE LICENSED INVENTIONS after the LICENSE terminates. LICENSEE's written notice shall specify the EFFECTIVE DATE of termination.

Article 9. <u>NOTICES</u>

9.1 All notices required under this LICENSE shall be considered timely made if properly addressed and sent via commercial overnight delivery service by the due date.

9.2 All communications and notices required to be made to LICENSOR shall be addressed as follows:

Naval Research Laboratory
Technology Transfer Office
4555 Overlook Avenue, SW
Washington, DC 20375

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9.3 All communications and notices required to be made to LICENSEE shall be addressed as follows:

Natural Nano
150 Lucius Gordon Drive, Suite 115
West Henrietta, NY 14586

Article 10. <u>RESERVATION OF RIGHTS</u>

This LICENSE is subject to the irrevocable, royalty-free right of the Government of the United States TO PRACTICE AND HAVE PRACTICED THE LICENSED INVENTIONS throughout the world by or on behalf of the United States and by or on behalf of any foreign government or intergovernmental or international organization pursuant to any existing or future treaty or agreement with the Government of the United States.

Article 11. <u>PATENT PROSECUTION AND LITIGATION</u>

11.1 LICENSOR shall diligently prosecute and maintain the LICENSED PATENTS, and, if requested by LICENSEE and permitted by law and regulation, provide LICENSEE with copies of all relevant documentation. LICENSEE agrees not to disclose to others such documentation without prior written approval from LICENSOR.

11.2 Notwithstanding Article 9, any notice by LICENSEE pertaining to patent prosecution under this Article shall be addressed to:

Office of Naval Research
Office of Corporate Counsel (ONR BDCC)
One Liberty Center
875 North Randolph Street
Arlington, VA 22203-1995

with copy to:

Naval Research Laboratory
Technology Transfer Office
4555 Overlook Avenue, SW
Washington, DC 20375

11.3 LICENSOR does not by entering into this LICENSE transfer the property rights in the LICENSED INVENTIONS.

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Article 12. GENERAL PROVISIONS

12.1 Governing Law

This LICENSE shall be governed by and construed in accordance with applicable United States Federal Law, Regulations, Directives, and Instructions.

12.2 Complete Agreement

This LICENSE constitutes the complete understanding and agreement between LICENSOR and LICENSEE and supersedes any prior understanding or written or oral agreement relative to the subject matter of this LICENSE.

12.3 Severability

The illegality or invalidity of any Article of this LICENSE shall not impair, affect, or invalidate any other Article of this LICENSE.

12.4 Interpretation of Headings

Headings of the Articles of this LICENSE are for convenience of reference only and do not form a part of this LICENSE and shall in no way affect the interpretation thereof.

12.5 Independent Parties/Entities

The relationship of LICENSOR and LICENSEE is that of independent parties and not as agents of each other, partners, or participants in a joint venture. LICENSOR and LICENSEE shall each maintain sole and exclusive control over their respective personnel and operations.

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Article 13. SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this LICENSE to be executed by their authorized representatives.

13.1 For Natural Nano, Inc.

I, the undersigned, am authorized to bind Natural Nano, Inc. to this LICENSE and do so by affixing my signature hereto.

Entered into this 3rd day of AUGUST 2005,

By: [signature]
(signature)

Typed Name: MICHAEL RIEDLINGER

Title: PRESIDENT

13.2 For the Department of the Navy

I, the undersigned, in accordance with 35 USC 209, am authorized to bind the United States Department of the Navy to this LICENSE and do so by affixing my signature hereto.

Entered into this 12th day of [illegible] 200__,

By: [signature]
(signature)

Typed Name: [illegible]

Title: [illegible]

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Appendix A

LICENSED TERRITORY

1. UNITED STATES of America